CONFIRMING STATEMENT






I, Dr. Bradford J. Bomba,
Jr.,
hereby authorize and designate Kathryn E. Burns, Vice President,
Director
of Finance of Monroe Bank, to sign Securities and Exchange
Commission Form
3, Form 4 and Form 5 on my behalf. This authorization shall be in effect until December 31, 2010.



Signed:



/s/ Dr. Bradford J.
Bomba, Jr.		12/13/2005
Dr. Bradford J. Bomba
Jr.
Director					Date

Monroe Bancorp